Direct Selling Association Reaffirms
Membership in Good Standing of  Medifast,
Inc./Take Shape for Life and the Company’s Commitment to
“High Ethical Standards”

Medifast Retains Former Senior SEC Official of the Law Firm of Kilpatrick
Stockton, LLP to review and investigate false and misleading reports

For Immediate Release

Contact:
Michael Tanczyn, Esq	Robert Blum
General Counsel	Lytham Partners, LLC
Medifast, Inc.	602-889-9700
410-504-8232

Owings Mills, MD – January 20, 2010 – Medifast, Inc. (NYSE: MED), announced today that The Direct Selling Association (DSA), a national trade association representing more than 200 direct selling companies doing business in the United States, recently reaffirmed Medifast as a member in good standing that continues to uphold the requirements of the Association’s Code of Ethics by employing sound business practices.

DSA members , carefully vetted by the Association, pledge to provide customers with accurate and truthful informaton regarding the price, grade, quality and performance of the products they sell, with a pledge to not engage in pyramid or endless chain business models.  Members of this prestigious national association can be found on the DSA web site www.dsa.org.

In his  letter to Medifast, Inc. dated January 14, 2010, Joseph N. Mariano, executive vice president of the Direct Selling Association, said, “Take Shape for Life/Medifast, like other active DSA member companies, underwent a comprehensive and rigorous one-year company review by DSA legal staff that included a detailed analysis of its company business plan materials. Compliance with the requirements of the Code of Ethics is paramount to become and remain a member in good standing of DSA. Accordingly, membership in DSA by Take Shape for Life/Medifast demonstrates the company’s commitment to the highest standards of ethics and a pledge not to engage in any deceptive, unlawful, or unethical business practices. Among those Code of Ethics proscriptions are pyramid schemes or endless chain schemes as defined by federal, state, or local laws.”

Medifast is proud to be a member in good standing of  the Direct Selling Association. The company is dedicated to upholding the high ethical standards which are the tenets of the DSA. Management and the Board believe that all of Medifast’s associates and end-user customers are entitled to truthfulness and accuracy regarding the Company’s products and their efficacy. The collective membership of the DSA member “brands” together form a rich fabric that is an important components of the tapestry that is American business. Medifast is pleased with the company it keeps in this regard.

Medifast is one of the fastest growing public companies in its industry within the United States and the state of Maryland. Medifast has more than 400 employees in the State of Maryland and over 90 retail clinic associates in Texas and Florida. The annualized growth rate of the company has exceeded 40 percent since 1999.  Medifast was recently recognized on numerous financial websites as the “Stock of the Decade” in recognition of the price increase of its common stock from 19 cents per share in the early part of the decade to over $30.00 per share in December 2009. In addition to the Take Shape for Life Health Coach network, the company operates or franchises 46 Medifast Weight Control Centers, maintains a significant physician network and features one of the largest web-based “ direct-to-consumer” Internet marketing programs in the industry. These distinctive programs are designed to meet the unique needs of consumers searching for the appropriate level of support to help them succeed in losing weight and improving their health on the Medifast program, which is clinically proven and has been recommended by more than 20,000 physicians over the past 30 years.

Executive Chairman of the Board Colonel Brad MacDonald, USMC (Ret.), commented, “The Board of Directors of Medifast Inc. appreciates the support of the Direct Selling Association of America. As with all of the members of the association Medifast is dedicated upholding the Code of Ethics of the DSA. We believe that direct selling is an important part of the overall economy because it provides Americans the opportunity to represent products that they personally believe in, and that can help consumers gain substantial benefits at a fair price.

“Take Shape for Life is growing and successful because most Health Coaches have lost weight and improved their health and want to help others while being offered fair and competitive compensation. Medifast is pleased to be one of the premier growth companies in America. The recent attacks by unscrupulous parties do not impact our business; just the stock price of the company on a short term basis.”

The Board of Directors of Medifast Inc. has retained the international law firm of Kilpatrick  Stockton LLP and its Washington, D.C. based partner Mr. Michael Halloran, former Counselor to the Chairman and Deputy Chief of Staff of the Securities and Exchange Commision, to review and follow up on the complaints filed by the company with the appropriate Federal and State agencies pertaining to the false and misleading reports published by a convicted felon and his associates. The Company believes these misleading reports were fabricated with the expressed intention to disparage the Take Shape for Life Program in order to purposefully drive down the price of Medifast common stock to enhance the value of a declared short position established by that felon, and others,  in the company’s stock. Anyone who has any information about any alleged or suspected illegal activity related to the convicted felon attacks on Medifast is urged to please contact our General Counsel.

About Medifast
Medifast (NYSE: MED - News) is the leading easy-to-use, clinically proven, portion-controlled weight-loss program. Medifast has been recommended by over 20,000 doctors and used by over one million customers since 1980. It is committed to enriching lives by providing innovative choices for lasting health. Medifast programs have been proven effective through studies by major university teaching hospitals. The company sells its products and programs via four unique distribution channels: 1) the web and national call centers, 2) the Take Shape For Life direct-selling division 3) medically supervised Medifast Weight Control Centers, and 4) a national network of physicians. Medifast was founded in 1980 and is located in Owings Mills, Maryland. For more information, log onto http://www.choosemedifast.com. MED-G

Safe Harbor Statement
Please Note: This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as "intend" or other similar words or the negative of such terminology. Similarly, descriptions of Medifast's objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Medifast believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Medifast's inability to attract and retain independent Associates and Members, stability in the pricing of print, TV and Direct Mail marketing initiatives affecting the cost to acquire customers, increases in competition, litigation, regulatory changes, and its planned growth into new domestic and international markets and new channels of distribution. Although Medifast believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.